UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 5, 2016

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)

17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Bank of the Ozarks, Inc. (the “Company”) Chairman and Chief Executive Officer George Gleason is meeting with investors at the Piper Jaffray Financial Institutions Conference today in Orlando, Florida. During these meetings, Mr. Gleason expects to be reiterating facts regarding the Company’s real estate portfolio and financial strength, including the following points.

The Company has a long history of profitability and high performance. In the 37 years that George Gleason has served as Chairman and Chief Executive Officer of the Company, it has been profitable every year and has recorded record annual earnings in the majority of those years. In recent years the Company has been among the most profitable in the industry as measured in terms of return on equity and return on assets as the Company has posted greater than a 2% return on average assets in each of the past six years.

The Company’s high performance has been achieved by focusing on excellence in three disciplines: outstanding asset quality, superb net interest margin and excellent efficiency. In the quarter just ended, the Company’s returns on average assets and average common stockholders’ equity were 1.98% and 14.00%, respectively, and its 4.92% net interest margin and its 35.5% efficiency ratio were among the best in the industry. The Company’s long standing focus on very conservative credit principals was again evident in the quarter just ended as the Company posted some of its best asset quality ratios ever as a public company, including an annualized net charge-off ratio of just 0.05%.

In recent years the Company has achieved excellent loan and lease growth while adhering to very conservative underwriting and credit principals. The Company’s ability to achieve substantial growth while being very conservative is, in large measure, a result of the fact that the Company has built significant expertise in commercial real estate lending in its Real Estate Specialties Group (“RESG”), which has been the primary engine for loan growth in recent years. The Company’s most recent investor presentation, available on www.bankozarks.com under the Investor Relations tab, includes on pages 12-16 various highlights of the RESG business model. RESG’s primary focus has always been on asset quality, with a secondary emphasis on profitability and a tertiary focus on growth. As a result of this paramount emphasis on credit quality, RESG has had only two loans result in losses in the unit’s 13-year history. The total of both the charge-offs and subsequent OREO write downs on these two RESG loans was just $10.4 million, which results in a very favorable 11 basis point annualized loss ratio over the entire history of RESG. In recent years, RESG has tended to be even more conservative, as reflected in the leverage of its portfolio. At March 31, 2016, the weighted average loan-to-cost (“LTC”) of all loans in the RESG portfolio was 49.4% and the weighted average loan-to-appraised value (“LTV”) was 43.1%. RESG’s portfolio performed extremely well during the “Great Recession” even though the average LTC and LTV on loans in RESG’s portfolio in the 2005-2007 time frame leading up to the Great Recession were more than 20 percentage points higher than today.

As RESG has grown over its 13-year history, the geographic reach of its portfolio has expanded throughout the United States. With a customer base that includes many of the largest real estate firms in the United States, it is only natural that the footprint of the Company’s loan portfolio would match the footprint of its customer base. The Company considers this geographic diversification to be a substantial source of strength in regard to portfolio credit quality. In addition, the portfolio is also significantly diversified by real estate product type, further enhancing credit quality. This geographic and product diversification, combined with RESG’s emphasis on strong sponsors, marquee projects, low leverage and protective loan structures, provides great assurance that this portfolio will hold up well under a broad array of economic and real estate market scenarios. Mr. Gleason recently stated on the Company’s first quarter 2016 conference call that the Company’s loan and lease portfolio, and particularly the RESG portfolio, has been built to withstand a Great Recession-type event.

The Company’s focus on credit quality is not new and is not limited to the RESG portfolio. Since going public in 1997, the Company’s net charge-off ratio has been well below the industry’s net charge-off ratio every year, as shown on page 9 of the Company’s recent investor presentation. In fact, since 2000 the Company’s net charge-off ratio has averaged just 38% of the industry’s net charge-off ratio.

There is an enhanced regulatory focus on commercial real estate (“CRE”) lending and concentration levels. The Company has operated with a CRE concentration for more than a decade and has intensely focused on building the robust array of policies, procedures and processes needed to effectively measure, monitor and manage its CRE portfolio. The Company’s expertise in CRE and its conservatism are among the most important elements in its CRE practice.

At March 31, 2016, the Company had $6.38 billion in unfunded balances on loans already closed, the vast majority of which is attributable to construction loans for which construction has already commenced. In most cases the borrower’s equity and all other required subordinated elements of the capital structure must be fully funded before the Company advances funds. Typically the Company is the last to advance funds and the first to be repaid. As a result of the Company’s low LTC ratios, in many cases the Company does not advance funds on loans for many months after closing, because the equity and other funding sources must fund first. This conservative practice for handling construction loans has led to the large unfunded balance of loans already closed. The Company believes that the unfunded balance of these loans comprises a high quality, good yielding source of future growth. Of course as new loans fund, previous construction loans are also paying down or paying off. As a result, the Company maintains a detailed 36-month forward funding forecast projecting all loan fundings and loan pay downs and pay offs. The Company’s ability to project monthly net portfolio growth with a substantial degree of accuracy is an important part of the Company’s liquidity management process.

The Company expects to fund future loan growth through growth in deposits. During the first quarter of 2016, the Company’s deposits grew $1.7 billion, demonstrating the Company’s ability to grow deposits. The most recent Annual Market Share data from the Federal Deposit Insurance Corporation as of June 30, 2015, excluding offices and deposits in New York, indicates the Company had 4.05% of the branch banking offices but only 0.88% of the deposits in the 93 cities in which it operated retail branches as of June 30, 2015. This data reflects the deposit gathering capacity available to the Company from its retail branch network, suggesting more than adequate capacity to fund loan and lease growth over the next several years.

Additionally, the Company has abundant sources of secondary liquidity. As shown on page 28 of its most recent investor presentation, as of March 31, 2016, the Company had over $3 billion of immediately available secondary sources of liquidity which it can utilize as needed. The Company does not anticipate either frequent or significant use of these secondary sources of liquidity.

The Company has a tradition of maintaining a strong capital position. Although it is not yet required to do so, the Company has adopted internal capital guidelines for maintenance of capital levels fully consistent with the Basel III capital requirements, including all capital conservation buffers, which will become fully effective on January 1, 2019. As a result, the Company has capital substantially in excess of that currently required to be well capitalized under applicable regulations. The Company’s substantial growth may justify it adding capital in the future. Since most of the Company’s current capital structure is common equity, the Company expects to meet any near-term capital needs necessitated by its growth through the issuance of subordinated debt. The combination of substantial growth in high quality, good yielding earning assets in tandem with incremental capital provided through subordinated debt should be highly accretive to shareholders.

The Company’s industry leading financial performance has been noted many times in recent years as the Company or its subsidiary bank has been ranked as the top performer in its asset-size category by leading industry publications. Specifically, in 2015, 2014 and 2013 Bank Director Magazine named Bank of the Ozarks the top performing bank in the nation; in 2016, 2015 and 2012 SNL Financial named Bank of the Ozarks the top performing regional bank in the nation; and in 2012 and 2011 ABA Banking Journal named Bank of the Ozarks the top performing bank in the nation.

Caution about Forward-Looking Statements

This release and other communications by the Company include certain “forward-looking statements” regarding the Company’s plans, expectations, thoughts, beliefs, estimates, goals and outlook for the future that are intended to be covered by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements about economic, real estate market, competitive, and credit market conditions; plans, goals, beliefs, expectations, thoughts, estimates and outlook for the future; revenue growth; net income and earnings per common share; net interest margin; net interest income; non-interest income, and other income from purchased loans; non-interest expense; efficiency ratio; anticipated future operating results and financial performance; asset quality and asset quality ratios, including the effects of current economic and real estate market conditions; nonperforming loans and leases; nonperforming assets; net charge-offs; net charge-off ratio; provision and allowance for loan and lease losses; past due loans and leases; future growth and expansion opportunities including plans for making additional acquisitions; opportunities and goals for future market share growth; expected capital expenditures; loan, lease and deposit growth, including growth from unfunded closed loans; availability of unused borrowings, the need to issue debt securities or additional equity and other similar forecasts and statements of expectation. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. Those statements are subject to certain risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in such forward-looking statements. These risks, uncertainties, and other factors include, but are not limited to: potential delays or other problems implementing the Company’s growth, expansion and acquisition strategies including delays in identifying sites, hiring or retaining qualified personnel, obtaining regulatory or other approvals, obtaining permits and designing, constructing and opening new offices; the Company’s ability to consummate its pending acquisition transactions or satisfy the conditions to the completion of the transactions, including the receipt of regulatory approvals required for the transactions on the terms expected or on the anticipated schedule; problems with, or additional expenses relating to, integrating or managing acquisitions; the ability to enter into and/or close additional acquisitions; the effect of the announcements or completion of any pending or future mergers or acquisitions on customer relationships and operating results; the ability to attract new or retain existing or acquired deposits or to retain or grow loans and leases, including growth from unfunded closed loans; the ability to generate future revenue growth or to control future growth in non-interest expense; interest rate fluctuations, including changes in the yield curve between short-term and long-term interest rates; competitive factors and pricing pressures, including their effect on the Company’s net interest margin; general economic, unemployment, credit market and real estate market conditions, and the effect of such conditions on the creditworthiness of borrowers and lessees, collateral values, the value of investment securities and asset recovery values; changes in legal and regulatory requirements, including additional legal and regulatory requirements to which the Company will be subject as a result of its total assets exceeding $10 billion; recently enacted and potential legislation and regulatory actions and the costs and expenses to comply with new legislation and regulatory actions, including legislation and regulatory actions intended to stabilize economic conditions and credit markets, strengthen the capital of financial institutions, increase regulation of the financial services industry and protect homeowners or consumers; changes in U.S. government monetary and fiscal policy; possible further downgrade of U.S. Treasury securities; the ability to keep pace with technological changes, including changes regarding maintaining cybersecurity; an increase in the incidence or severity of fraud, illegal payments, security breaches or other illegal acts impacting the Company or its customers; adoption of new accounting standards or changes in existing standards; and adverse results in current or future litigation or regulatory examinations as well as other factors identified from time to time in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including those factors included in the disclosures under the headings “Forward-Looking Information” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected or described in such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: May 5, 2016	By:	/s/ Greg McKinney
	Name: Title:	Greg McKinney Chief Financial Officer and Chief Accounting Officer